UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2015

LITHIUM EXPLORATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-175883	06-1781911
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3800 North Central Avenue, Suite 820, Phoenix, Arizona	85012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 641-4790

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.03	Material Modification to Rights of Security Holders
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 9, 2015, our Board of Directors approved an amendment (the “Amendment”) to our Articles of Incorporation to increase the authorized number of shares of our common stock from 2,000,000,000 shares of common stock, par value $0.001 to 10,000,000,000 shares of common stock, par value of $0.001 per share. On July 13, 2015, subsequent to the approval by our Board of Directors of the Amendment, the holder of the majority of the outstanding shares of our corporation entitled to vote gave us written consent for the Amendment. We subsequently filed and furnished to our shareholders of record at the close of business on the record date, July 13, 2015, a Definitive Schedule 14C Information Statement in respect of the Amendment pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

On September 9, 2015, twenty (20) days after the mailing of our Definitive Schedule 14C Information Statement, we filed a Certificate of Amendment in respect of the Amendment with the Nevada Secretary of State. As a result, effective September 9, 2015, our authorized capital is 10,000,000,000 shares of common stock, par value of $0.001 per share and 100,000,000 shares of preferred stock, $0.001 par value.

The complete Certificate of Amendment is filed as Exhibit 4.1 to this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM EXPLORATION GROUP, INC.

/s/ Alex Walsh
Alex Walsh
President and Director

Date:	September 15, 2015

Item 9.01	Financial Statements and Exhibits

4.1	Certificate of Amendment filed September 9, 2015